UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 7, 2025
Date of Report (Date of earliest event reported)

Red River Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-38888	72-1412058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1412 Centre Court Drive, Suite 301, Alexandria, Louisiana		71301
(Address of Principal Executive Offices)		(Zip Code)
(318) 561-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RRBI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On August 7, 2025, Red River Bancshares, Inc. (the “Company”) entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with the Angela Katherine Simpson Irrevocable Trust UA 25-NOV-03 (the “Trust”) and John Charles Simpson (the “Individual Stockholder” and, together with the Trust, the “Stockholders”), for the purchase by the Company of 100,000 shares of the Company’s common stock, no par value per share (the “Common Stock”) from the Stockholders in a privately-negotiated transaction for a total purchase price of approximately $5.3 million. The purchase price for the Common Stock reflects a discount to the 10-, 20-, and 30-day volume weighted average price on August 1, 2025. The Stock Repurchase Agreement contains customary representations and warranties, covenants, and closing conditions, and the transaction is expected to close on or before August 12, 2025.

The Company’s Board of Directors and the Nominating and Corporate Governance Committee of the Board of Directors approved the Stock Repurchase Agreement. Prior to the transaction, the Trust and the Individual Stockholder directly and indirectly beneficially owned 259,739 and 309,911 shares of Common Stock, respectively, representing 3.9% and 4.6% of the Company’s issued and outstanding Common Stock, respectively. Immediately following the transaction, the Trust and the Individual Stockholder directly and indirectly beneficially own 167,239 and 302,411 shares of Common Stock, respectively, representing 2.5% and 4.6% of the Company’s issued and outstanding Common Stock, respectively.

The repurchase is supplemental to the Company’s previously announced $5.0 million repurchase program in effect through December 31, 2025 (the “Repurchase Program”) and does not impact the amount of permitted repurchases thereunder. As of August 7, 2025, the Company had approximately $4.3 million of remaining capacity under the Repurchase Program.

The foregoing description of the Stock Repurchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Stock Repurchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item. 8.01    Other Events.
On August 7, 2025, the Company announced the transaction described above in a press release, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item. 9.01    Financial Statements and Exhibits.

(d)    Exhibits. The following are furnished as exhibits to this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1	Stock Repurchase Agreement, dated August 7, 2025, by and between Red River Bancshares, Inc., the Angela Katherine Simpson Irrevocable Trust UA 25-NOV-03, and John Charles Simpson.
99.1	Press Release, dated August 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Dated: August 7, 2025

RED RIVER BANCSHARES, INC.

By:	/s/ Julia E. Callis
Julia E. Callis
Executive Vice President, General Counsel, and Corporate Secretary